Exhibit 10.1

BARRIER 4, INC.

FOUNDER STOCK PURCHASE AGREEMENT

THIS FOUNDER STOCK PURCHASE AGREEMENT (the "Agreement") is made and entered into as of the 20th day of February 2012, by and among Barrier 4, Inc., a Nevada corporation (the "Company"), and Judith Scarpello an individual (the "Purchaser).

WHEREAS, upon the terms and conditions set forth in this Agreement, the Company proposes to issue and sell to the Purchaser, and the Purchaser proposes to purchase from the Company, 18,000,000 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock") for a purchase price of $0.001 per share.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale of Common Stock.

(a) Purchase and Sale of Common Stock. Subject to the terms hereof, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company, subject to the provisions of Section 3 hereof; eighteen million (18,000,000) shares of Common Stock (the "Shares") at a purchase price of $0.001 per share (the "Purchase Price") for an aggregate purchase price of $18,000.

(b) Payment of Purchase Price. Upon execution of this Agreement, the Purchaser shall forego debt previously owed to the Purchaser in an amount equal to the aggregate Purchase Price for the Shares and a duly executed blank Assignment Separate from Certificate in the form attached hereto as Exhibit A and, upon receipt thereof, the Company shall issue a certificate evidencing the Shares in the name of the Purchaser.

2. Transfer Restrictions.

(a) Restriction on Transfer. The Purchaser shall not transfer, assign, encumber or otherwise dispose of any Shares unless and until there is compliance with all of the following requirements:

(i) the Purchaser shall have provided the Company with a written summary of the terms and conditions of the proposed disposition;

(ii) the Purchaser shall have complied with all requirements of this Agreement or any other agreement to which the Purchaser is a party that is applicable to the disposition of the Shares: and

(iii) the Purchaser shall have provided the Company with written assurances, in form and substance satisfactory to the Company, that (a) the proposed disposition does not require registration of the Shares under the Securities Act of 1933, as amended (the "1933 Act") or (b) all appropriate action necessary for compliance with the registration requirements of the 1933 Act or any exemption from registration available under the 1933 Act (including Rule 144) has been taken.

The Company shall not be required (i) to transfer on its books any Shares which have been sold or transferred in violation of the provisions of this Agreement or (ii) to treat as the Purchaser of the Shares, or otherwise to accord voting, dividend or liquidation rights to, any transferee to whom the Shares have been transferred in contravention of this Agreement.

3. Representations and Warranties of the Purchaser.

(a) Investment Intent. This Agreement is made with the Purchaser in reliance upon his representation to the Company, which by the Purchaser's acceptance hereof Purchaser confirms, that the Shares have been acquired with the Purchaser's own funds for investment for an indefinite period for the Purchaser's own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations, to such person or to any third person, with respect to any of the Shares.

(b) Restricted Securities. The Purchaser understands that the Shares have not been registered under the 1933 Act, on the ground that the sale provided for in this Agreement is exempt from the registration requirements of the 1933 Act, and that the Company's reliance on such exemption is predicated on his representations set forth herein. The Purchaser understands that if the Company does not register the Shares with the Securities and Exchange Commission pursuant to sections 12 or 15 of the Securities Exchange Act of 1934, as amended, or if a registration statement covering the Shares (or a filing pursuant to the exemption from registration under Regulation A of the 1933 Act) under the 1933 Act is not in effect when the Purchaser desires to sell the Shares, the Purchaser may be required to hold the Shares for an indeterminate period. The Purchaser also acknowledges that the Purchaser understands that the Shares are not currently eligible for resale under Rule 144 and that any future sale of the Shares that might be made by the Purchaser in reliance upon Rule 144 under the 1933 Act may be made only in limited amounts in accordance with the terms and conditions of that rule and that the Purchaser may not be able to sell the Shares at the time or in the amount the Purchaser so desires. The Purchaser is familiar with Rule 144 and understands that the Shares constitute "restricted securities" within the meaning of that Rule.

(c) Investment Experience. In connection with the investment representations made herein the Purchaser represents that he is able to fend for himself in the transactions contemplated by this Agreement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his investment, has the ability to bear the economic risks of his investment and has been furnished with and has had access to such information as he has requested and deems appropriate to his investment decision.

4. Legends. All certificates representing Shares shall have endorsed thereon the following legends:

(i)  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE OFFERED, SOLD, OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES, OR DELIVERY OF AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF SUCH SECURITIES THAT SUCH OFFER, SALE, TRANSFER PLEDGE OR HYPOTHECATION IS IN FULL COMPLIANCE WITH THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS SOLD IN COMPLIANCE WITH RULE 144 UNDER SUCH ACT."

(ii)  Any other legend required to be placed thereon by applicable state laws.

5. Miscellaneous.

(a) Further Instruments and Actions. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

(b) No Employment or Service Contract. Nothing in this Agreement shall confer upon the Purchaser any right to continue his employment with the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Purchaser) or of the Purchaser, which rights are hereby expressly reserved by each, to terminate the Purchaser's employment at any time for any reason, with or without Cause.

(c) Notices. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to the other party hereto at his or her address hereinafter shown below his or her signature or at such other address as such party may designate by ten (10) days` advance written notice to the other party hereto in accordance with this Agreement.

Barrier 4, Inc.

Judith Scarpello

6200 East Canyon Rim Road, Suite 205

6200 East Canyon Rim Road, Suite 205

Anaheim Hills, Ca. 92807

Anaheim Hills, Ca. 92807

 (d) Governing Law; Assignment and Enforcement. The Agreement is governed by the internal law of California and shall inure to the benefit of, and be binding upon, the successors and assigns of the Company, including any direct or indirect successor by purchase, merger, consolidation or otherwise to substantially all of the business and/or assets of the Company, and, be binding upon the Purchaser, his heirs, executors, administrators, guardians, successors and assigns. The prevailing party in any action to enforce this Agreement shall be entitled to attorneys' fees and costs. The parties hereby agree that damages are not an adequate remedy for the Purchaser's breach hereof and the Company shall accordingly be entitled to specific performance of this Agreement. The Company may assign the Company Repurchase Right to any person or entity selected by the Board, including (without limitation) one or more stockholders of the Company.

(e) Entire Agreement; Amendments. This Agreement represents the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous understandings, written or oral. This Agreement may only be amended with the written consent of the parties hereto, and no oral waiver or amendment shall be effective under any circumstances whatsoever.

(f) Counterparts. This Agreement may be executed in any number of counterparts and signature pages may be delivered by facsimile, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

(g) Attorneys' Fees. In the event that any dispute among the parties under or with respect to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the 20th day of February 2012.

BARRIER 4, INC.

PURCHASER

By:_____________________

By:_____________________

Judith Scarpello, President of

Judith Scarpello, an individual

Barrier 4, Inc.